UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2010

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, Robert A. Del Genio announced to Lazare Kaplan International Inc. (the “Company”) his decision to resign as a member of the Board of Directors of the Company, effective as of that day. Mr. Del Genio’s decision to resign was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Del Genio resigned due to potential conflicts of interest relating to a lawsuit recently brought by the Company against insurance companies that are represented by, or that have affiliates that are represented by, Conway Del Genio, Gries & Co., LLC, in matters unrelated to the Company. Mr. Del Genio is a member and co-founder of Conway Del Genio, Gries & Co., LLC.

The Board of Directors of the Company has not as of yet identified a replacement to fill the vacancy on the Board created by Mr. Del Genio’s resignation.

Item 8.01.	Other Events.

The Company previously announced on January 5, 2010 that it and certain insurers of the Company and underwriters (collectively, the “Underwriters”), entered into an Agreement for Interim Payment (the “Agreement”). Pursuant to the Agreement, among other things, the Underwriters committed to reach a decision by May 3, 2010 as to whether the Company has coverage under certain of its insurance policies with respect to claims made by it and, if so, the amount of payment for the same.

On May 3, 2010, the Underwriters informed the Company that they (a) concluded that the Company has not met its burden to show that the Underwriters are obligated at this time to make a payment under the insurance policies and (b) are at present denying any obligation to make any payment to the Company. The Company is permitted to submit additional evidence to support its claims which will then be considered by the Underwriters.

Such determination by the Underwriters does not effect or otherwise require the return of the interim payment of $28 million and the Company’s “sue and labor” costs and expenses, previously paid to the Company pursuant to the Agreement.

Accordingly, at this time, the Company cannot resolve the material uncertainties that prevent it from completing the audit of its 2009 fiscal year financial statements or the unaudited financial statements for the subsequent interim periods.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: May 7, 2010	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer